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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-111496) and related Prospectus of Illumina, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated January 23, 2004, with respect to the consolidated financial statements and schedule of Illumina, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2003, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


San Diego, California
March 25, 2004